mavi sud

mavi sud s.r.l.
COSMETICI IPOALLERGENICI
Viale dell'Industria, 1 - 04011 Aprilia (LT) Italy
Tel. 06.92.86.261 - Telefax 06.92.81.523
E-mail: info@mavicosmetics.it
http://www.mavicosmetics.it
Cap. Soc. € 572.000,00 int vers.
C.C.I.A.A. Latina n. 84683/87 - Reg. Trib. 13210
Op. Est. Mecc. Nr. LT 00 52 66
Cod. Fisc. / Part. IVA 01347820597

Ns. Rif.

Vs. Rif.

EXCLUSIVE DISTRIBUTION AGREEMENT FOR ASIA

By and between First Lotus Company ltd. having its registered office at 1/F VIP Cial Centre, 120 Canton Road, Kowloon, Hong Kong, represented for the purposes of these presents by Miss Ng Lai Fong Chris, as director, hereinafter called the **DISTRIBUTOR**.

OF THE FIRST PART

AND:

MAVI SUD, having its registered office at Viale dell'Industria 1, 04011 Aprilia (LT) Italy, represented for the purposes of these presents by Dr. Pierfrancesco Morganti, President, hereinafter called the **SUPPLIER**.

OF THE SECOND PART

NOW THEREFORE IT HAS BEEN DECIDED AND AGREED AS FOLLOWS:

1. APPOINTMENT OF THE DISTRIBUTOR

First Lotus Company ltd. is appointed as an exclusive Distributor for the Products as defined hereunder in Article 2, with regard to the sale of the said Products in the following territories: Hong Kong, Macao

1.1. Special agreement about People's Republic of China

The Distributor is free to continue to prospect and to sell to China with the present distribution agreement until 31rst December 2007.

Before that deadline, both parties agree to start negotiations to set up a joint-venture partnership in China in order to develop the market.

mavi sud

1.1.1. Alternative 1 : a common joint-venture company is settled in China between First Lotus Co. Ltd. And Mavi Sud
New targets for Hong Kong and Macao territory are to be negotiated between both parties.

1.1.2. Alternative 2 : failure to set up a common join-venture in China between both parties on 31rst December 2007

a. Territory of Hong Kong and Macao
First Lotus Co. ltd. continues to have right to sell in Hong Kong and Macao until 31rst December 2010, as stated in the Distribution agreement.
New targets for Hong Kong and Macao territory are to be negotiated between both parties.

b. Territory of China, after the deadline of 31rst December 2007
Provided first Lotus Co. Ltd. give the list of their customers to Mavi, from now on, until 31rst December 2007, First Lotus Co. ltd. Keep the right to sell to their customers in China (limited to this list only), from 1rst January 2008 to 31rst December 2010, date of termination of the present distribution agreement.
The names of the customers in China are to be translated in English using Ping Ying transcription.

If Mavi branch company is settled in China before the deadline of 31rst December 2007, Mavi will have the right to sell directly to any customer except the one listed by First Lotus Co. ltd.

1.1.2.1 List of customers served by Fist Lotus Co. ltd. In China

Lotus commits to provide Mavi with the list of customers they serve in China, from now on, and respectively on 31rst December 2005, 2006, 2007.

In exhibit D is the list of the customers served by First Lotus Co. ltd. In China, on the date of 1rst July 2005.
It will be updated on 31rst December 2005, 2006, 2007.

1.1.2.2. Export price policy

To avoid unfair competition in China between First Lotus Co. ltd. – serving their own customers (as stated on the list updated on 31rst December 2007) and Mavi branch company in China -, Mavi commits to practice the same export price to his branch company in China as did for First Lotus Co. ltd.
In this way, both parties can harmonize their selling price to Beauty salons in China.

1.1.2.3. Renewal of the right to First Lotus Co. ltd. to sell Mavi products to the customers of the list dated 31rst December 2007.
On termination date of the present distribution agreement on 31rst December 2010.

mavi sud

If the present distribution agreement is to be renewed for Hong Kong and Macao, the right of First Lotus Co. ltd. Continue to serve their customers in China - as stated on the list updated on 31rst December 2007 – will be renewed automatically for the same renewal period of the distribution agreement.

1.1.2.4 Targets for Hong Kong, Macao and the list of the customers served by First Lotus Co. ltd. in China, for periods 1rst January 2007 to 31 December 2010.

Before the deadline of 31rst December 2006, new yearly targets, covering periods from 1rst January to 31 December 2007, 2008,2009 and 2010 will be negotiated between both parties.

The Distributor commits formally:
not to sell the goods to any territory other than those mentioned above.

2. THE DISTRIBUTOR'S RIGHTS AND DUTIES

2.1. He is exclusive Distributor of the products for the territories : Total Safe Line and dermatological line

2.2. He will handle the marketing policy he thinks the most suitable to reach annual targets, conforming with the Mavi sell general politics worldwide.

2.3. He will report to Janine Mong, Mavi's Asia Consultant, twice a year, and every six months, about the marketing actions and the reaction of the market.

2.4. He will inform the Consultant about the regulations of the territory regarding the products.

2.5. He commits not to disclose confidential data after the end of the contract.

2.6. He will provide the Consultant with any local language commercial printings, translations, documentation or advertisement items made by him.

3. THE SUPPLIER'S RIGHTS AND DUTIES

The Supplier commits to:

3.1. Keep the Distributor informed with the developments of new concepts of the Products and all other pertinent information concerning the Products.

3.2. Confirm order within 5 working days after receipt of order and delivery schedule according to availability of products.

mavi sud

The Consultant is responsible:

3.3. to collect orders from the Distributor
3.4. to handle communications with the Supplier. Any communication made by the Consultant has got prior approval from the Supplier. Any amendment to this agreement is to be confirmed by letter by the Supplier.
3.5. to help to coordinate actions and exchange informations between importers of different countries in Asia whenever it is useful for all parties.

4. PRODUCTS

The products with prices are listed in Exhibit A. The Supplier retains the right to modify the list of Products in response to market and/or economic conditions and to discontinue production and/or commercialization of any of the Products.

5. PRICES

The prices are in FOB Roma & Euros. They are valid until 31 December 2005.

5.1.Prices increase due to increase of production costs.
This price increase takes place each year in January, after discussion with the Distributor, for implementation from 1st of March of the current year.

6. PAYMENT

Payment must be done either by TT or by irrevocable and confirmed L/C. All bank charges outside Buyer's country for L/C are on Supplier's account.

Payment terms are as follows :

6.1. Payment by TT, before shipment, discount of 2%
6.2. Payment by L/C at sight, no discount
6.3. Payment by L/C at 30 days from the date of the AWB, 0,5% interest
6.4. Payment by L/C at 60 days from the date of the AWB, 1% interest
6.5. Payment by L/C at 90 days from the date of the AWB, 1,5% interest
6.6. Payment by L/C at 120 days from the date of the AWB, 2% interest
6.7. Payment by TT , 50% , no discount
6.8.Payment by D/P 50%, with interest 2%

mavi sud

Any failure to honor one D/P payment is sufficient to cancel the payment facility. In this case, subsequent orders have to be paid 100% by TT (see point 6.1)

Official confirmation of L/C or TT should reach the Supplier by swift message before shipment of the goods.
L/C payment is valid only for a minimum purchase order of 15.000 Euros.

7. TERM

This agreement will take effect on the date first below written and shall continue for a term of 5 years, provided the annual target is reached as indicated in article 8.
It will be renewed for a period of 5 years at the end of the term. New reasonable targets for the period will be renegotiated between both parties.

Year 0 (period 1rst January to 31 December 2005) is not taken into account as full year because the previous agreement end on 30 June 2005. For common convenience, it has been shorten to 6 months, to be terminated on December 2005, instead of June 2006. Therefore, the extension period of 5 years starts per se from 1rst January 2006 to 31 December 2010.

8. ANNUAL TARGETS

The annual targets are in Euros :

- year 0 – from 1rst January 2005 to 31 December 2005 – is 194 440 Euros
- year 1 – from 1rst January 2006 to 31 December 2006 – is 259 250 Euros

For the subsequent periods

- year 2 – 1rst January 2007 to 31rst December 2007– shall be agreed upon by the parties within January 31, 2007
- year 3 – 1rst January 2008 to 31rst December 2008– shall be agreed upon by the parties within January 31, 2008
- year 4 — 1rst January 2009 to 31rst December 2009– shall be agreed upon by the parties within January 31, 2009
- year 5 — 1rst January 2010 to 31rst December 2010– shall be agreed upon by the parties within January 31, 2010

mavi sud

9. EARLY TERMINATION OF THE CONTRACT

Events resulting in the early termination of the contract.
This agreement may be terminated by either party by registered letter recorded delivery a notice of :

- Three months after the occurrence of event 9.1.
- two months for events 9.2. to 9.6.

The events are:

9.1. Failure by the Distributor to meet his annual target is a sufficient clause to the early termination of the contract.
9.2. Either party is unable to pay.
9.3. Bankruptcy of either party.
9.4. Failure by either party to fulfill his obligations.
9.5. The Distributor is guilty of exporting Supplier's products to other countries than the ones concerned by this contract.
9.6. The Distributor fails to place orders in 4 consecutive months.

10. TRADEMARKS

10.1. No provision of the present Agreement shall give the Distributor any right, other than for the purposes of the services in the Territory, to use any trademarks, logos, commercial names, or other industrial property rights of which the Supplier is owner or licensee.

10.2. The Supplier will be responsible to register his trademark Mavi in English and in Chinese in the territories concerned. All registration fees are on his charge. In Exhibit C are the brand trademarks in English and in Chinese with the logo (enclosed).

10.3. The Distributor shall call promptly to the attention of the Consultant and in writing any claims or proceedings relating to the publicity or sale of the Products or services, which shall come to the Distributor's knowledge.

11. COMMERCIAL TERMS

11.1. Product promotional help

11.1.1. Free sales size products: 1 free product/dozen, is the general rule. For exception, please refer to price list in Exhibit A.

mavi sud

The Supplier is free to amend this list according to the production costs fluctuation.

11.1.2. Promotional help of 7% of the FOB value on sales size products.

11.1.3. Available free samples and free promotional items up to 5% of the Fob value (Price list in exhibit B)
Additional samples over that amount are invoiced at cost value to the Distributor.

11.1.4 Promotional items (for cost purpose), could be manufactured locally according to factory design, or on proposals made by distributors and agreed by factory.

11.2. Scientific promotional help

Dr. Morganti agrees to provide free of charge scientific papers on Cosmetology to the Distributor. The Distributor could use them in local professional magazines, as a vehicle to promote Mavi products.
The periodicity and the content will be defined by both parties.

11.3. Training

A training of three days in Rome is a pre-requisite for Distributionship.

11.3.1. Special training in the Territory by the Supplier.

On the Distributor's request, the Supplier agrees to participate to one training once a year in the Territory.

11.3.1.1. The Supplier will be responsible for the Air ticket and the Distributor will provide for Hotel and living expenses for one trainer, who could be Dr. Morganti or someone else. The translation fees, if any, are on the account of the Distributor. If there are any extra costs for training, the budget should be submitted to prior approval by both parties.

11.3.1.2. Dr. Morganti's status : In case Dr. Morganti is requested personally to run a seminar in the Territory together with one trainer, the same rule will be applied for two people, Dr. Morganti and the trainer.

11.3.2. Training in Italy by the Supplier

Training sessions in Supplier's place are possible maximum once a year, with a training program agreed by both parties. The Supplier will be responsible for the training costs, training material and translation in English. Traveling and living expenses are on the Distributor's account.

mavi sud

12. MISCELLANEOUS

12.1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This agreement cannot be transferred by Distributor to another party without the written agreement of the Supplier.

12.2. Any amendment to this agreement should be subject to a written document approved and signed by the counterparty concerned by the amendment.

12.3. This Agreement shall be governed by and interpreted in accordance with the Rules of the International Chamber of Commerce. This Agreement supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof, and any representations promise or condition in connection therewith not in writing shall not be binding upon either party.

12.4. Any dispute or difference of any kind shall be finally determined by arbitration in accordance with the rules of the International Chamber of Commerce. The arbitration proceedings shall take place in Rome or such other location as the parties in dispute may agree upon and such proceedings will be conducted in the English language.

In the event that any one or more provisions contained in this Agreement should be held unenforceable by any judicial decision, such unenforceability shall not effect any other provisions of this Agreement.

12.5. All notices required to be given for the purpose of this Agreement shall be validly given by prepaid registered mail, recorded delivery, addressed to the parties' respective registered offices.

12.6. This Agreement made in English language will be interpreted and modified in English because English is the mutual Agreement language.

In witness whereof, the parties have hereby executed this Agreement as the date first above written.

Rome, 1rst July 2005

mavi sud

The Supplier	The Distributor
....	....
Dr. Pierfrancesco Morganti	Miss Ng Lai Fong Chris

MAVI SUD s.r.l.
Via dell'Industria, 1
04011 APRILIA (LT)
P.I. 01347820597